WRITTEN CONSENT OF DIRECTORS FOR

MAKH GROUP CORP.

IN LIEU OF MEETING OF DIRECTORS

Dated as of June 7, 2017

The undersigned, being all the Directors of **Makh Group Corporation** (the "Corporation"), a Nevada corporation, do hereby, pursuant to Section 78.315 of the Nevada Revised Statutes, consent to the adoption of and do hereby adopt the following resolutions:

> **NOW, THEREFORE, BE IT RESOLVED**, that the name of the Corporation shall be changed from "MAKH GROUP CORP." to "WEWIN GROUP CORP.", pursuant to Sections 78.385 and 78.390 of the Nevada Revised Statutes, and that the symbol of the Corporation shall be changed from "MAKH" to "WWIN" or another similar variation thereof.
>
> **FURTHER RESOLVED**, that the Directors are hereby authorized, for and on behalf of the Corporation, to take any and all such actions, and prepare, execute and deliver any and all such documents, as may be necessary or advisable to carry out the foregoing resolution, and hereby ratify and confirm any and all actions taken heretofore to accomplish such purposes.

By: ______________________
YONGHUA KANG

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XINLONG LIU

公证内容.

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SHAOCHUN DONG

此文件为当事人签字. 程大根

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DAGENG CHENG

Being all the directors of the Corporation